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                                                                 EXHIBIT 11(b)

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in Post-Effective Amendment No. 11 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File Number 33-71320) on behalf of Eaton Vance High Yield Municipals Fund of our report dated March 13, 1998 relating to Eaton Vance High Yield Municipals Fund (formerly EV Marathon High Yield Municipals Fund), and of our report dated March 13, 1998 relating to High Yield Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended January 31, 1998, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                        /s/ DELOITTE & TOUCHE LLP
                                        --------------------------------------
                                            DELOITTE & TOUCHE LLP
May 20, 1998
Boston, Massachusetts